SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 17, 2006
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240a.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240a.13e-4(c))

ITEM 5.02:	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS.

On October 16, 2006, Carol Piver Hanna, CPA, joined the Registrant as Senior Vice President, Corporate Controller and Chief Accounting Officer. Ms. Hanna, 44, has over 20 years financial experience in positions of increasing responsibility, most recently at Hughes Network Systems, where she was Senior Director, Finance and Accounting since August 2005. Prior to Hughes, Ms. Hanna served as Senior Vice President and Chief Financial Officer for Capital Technology Information Services from 2004 to 2005; as Chief Financial Officer, NISH from 2002 to 2004; as Chief Financial Officer and Vice President, Finance, for ORBCOMM Global, L.P. between 1999 and 2002; and as Director of Finance and Accounting, PRA International, Inc. from 1997 to 1999.

S. Mark Monticelli, who has been serving as the Chief Accounting Officer, has moved into the new role of Senior Vice President, Financial Accounting, and will be providing financial expertise and technical knowledge regarding financial accounting as well as helping to ensure the Registrant's on-going compliance with existing regulations. Mr. Monticelli will also provide key financial and accounting support to the Registrant's merger and acquisition program, and be responsible for financial management training programs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Arnold D. Morse

Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary